SCHEDULE 14A

INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Pinnacle Data Systems, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PINNACLE DATA SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 11, 2010

To the Shareholders of

PINNACLE DATA SYSTEMS, INC.

The Annual Meeting of Shareholders of Pinnacle Data Systems, Inc., an Ohio corporation (the “Company”), will be held at the Company’s headquarters located at 6600 Port Road, Groveport, Ohio 43125 on Tuesday, May 11, 2010, at 9:00 a.m. local time, for the following purposes:

1.	To elect four Class II Directors.

2.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

The close of business on March 16, 2010 has been established as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

Please sign and return the enclosed proxy promptly so that your shares will be represented at the meeting. A return addressed envelope, which requires no postage, is enclosed. If you are able to attend the meeting, are the registered owner (in other words you do not hold your shares in street name), and wish to vote in person, at your request we will cancel your proxy.

By Order of the Board of Directors

/s/ Nicholas J. Tomashot
Nicholas J. Tomashot
Corporate Secretary

Groveport, Ohio

March 25, 2010

PINNACLE DATA SYSTEMS, INC.

PROXY STATEMENT

GENERAL

This proxy statement is being furnished to the holders of common shares, without par value, of the Company in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Company’s Annual Meeting of Shareholders. The Annual Meeting will be held at the Company’s headquarters at 6600 Port Road, Groveport, Ohio 43125 on Tuesday, May 11, 2010, at 9:00 a.m. local time, for the purposes set forth on the accompanying Notice of Annual Meeting.

The approximate date on which this proxy statement and the form of proxy will be first sent to shareholders is March 25, 2010. On such date, the proxy statement and annual report to shareholders will also be available to shareholders on the Company’s website at www.pinnacle.com in the “Investor Relations” section.

PROXIES AND VOTING

The close of business on March 16, 2010 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. On the record date, 7,825,099 common shares were outstanding and entitled to vote. Each share is entitled to one vote.

Only shareholders of record are entitled to vote. If you are a beneficial owner of the Company’s common shares, you must provide instructions on voting to your nominee holder. In most cases, this is your broker or its nominee, and is the person that sent you this proxy statement and other information. If you do not provide your nominee holder with instructions, the nominee holder is entitled to vote your shares on routine matters. However, under the current rules of the New York Stock Exchange (the “NYSE”), the director elections to be voted on at the Annual Meeting are considered non-routine. Therefore, nominee holders who are members of the NYSE are prohibited from giving a proxy to vote shares held in street name without specific instructions from the beneficial owner. We encourage you to provide voting instructions to your nominee holder by completing the voting instruction card or proxy that it provides to you.

All shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the shares represented by that proxy will be voted in favor of the Company’s nominees for directors. The record owner may revoke any proxy at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A shareholder’s presence at the Annual Meeting will not by itself revoke the proxy.

The shareholders of record that are present at the Annual Meeting, whether in person or by proxy, will constitute a quorum. Consequently, the Company need not count abstentions or broker non-votes to determine whether a quorum is present. A “broker non-vote” is a term used to describe a vote that a broker or other record owner that holds shares in street name is not authorized to cast because the broker has not received voting instructions from its customer, the beneficial owner, and does not have discretion to vote without such instructions or, if the broker does have such discretion, does not cast.

Directors are elected by a plurality of votes, and thus the nominees who receive the highest number of votes will be elected (shareholders do not have the right to cumulate their votes in electing directors). As a result, assuming the nominees for director named in this proxy statement receive at least one vote and there is no competing slate of directors proposed for election, abstentions and broker non-votes will not have any effect on the election of directors.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the Annual Meeting, all shares represented by proxies, unless otherwise specified, will be voted to elect the four Class II Directors nominated below to a two-year term expiring in 2012. Each of the nominees presently is a director of the Company, and each of the nominees has consented to be named in this proxy statement and to serve if elected.

The number of Class I and Class II Directors has been fixed at four each. Proxies cannot be voted at the Annual Meeting for a greater number of individuals than the four nominees named in this proxy statement. The following is information about the four individuals nominated by the Board of Directors for election as Class II Directors, including each such nominee’s particular experience, qualifications, attributes or skills that led the Board of Directors to conclude that the nominee should serve as a director:

Class II Directors

(Nominees for Election)

Name	Age	Position	First Year as Director
John D. Bair	44	Chairman of the Board of Directors, President, Chief Executive Officer, and Chief Technology and Innovation Officer	1989

Thomas M. O’Leary	66	Director	1996

Ralph V. Roberts	62	Director	2008

Michael R. Sayre	53	Director	2001

John D. Bair is a Company co-founder and was reappointed President and Chief Executive Officer in October 2009. Mr. Bair has served as the Company’s Chief Technology and Innovation Officer since 2006. Mr. Bair has served as a director since the Company’s inception and as Chairman of the Board of Directors since 1996. Mr. Bair was Chief Executive Officer from 1996 to 2006 and President from 1998 to 2004. From 1989 to 1998, Mr. Bair served as Corporate Secretary. Mr. Bair holds a Bachelor of Science degree in Computer and Information Science from the College of Engineering at The Ohio State University. Based upon such extensive experience, Mr. Bair is able to bring to the Board of Directors particular expertise in the areas of engineering, design, operations, strategic planning and the technology industry. For these reasons, in addition to his past service as a director, Mr. Bair has been nominated to serve an additional term on the Board of Directors.

Thomas M. O’Leary retired from AT&T Corp./Lucent Technologies, Inc. in 1996. Mr. O’Leary has been a business consultant since 1996. Mr. O’Leary brings particular expertise to the Board of Directors in the areas of operations, strategic planning, marketing and the technology industry. For these reasons, in addition to his past service as a director and the fact that he is an independent director, Mr. O’Leary has been nominated to serve an additional term on the Board of Directors.

Ralph V. Roberts is the Senior Vice President of Marketing for Worthington Industries, Inc., a global steel processor and manufacturer of metals related products, and has held such position since 2001. Mr. Roberts also serves as President of Worthington Integrated Building Systems, LLC, a subsidiary of Worthington Industries. Mr. Roberts is able to bring particular expertise to the Board of Directors in the areas of capital markets, organizational development, strategic planning, marketing and international business. For these reasons, in addition to his past service as a director and the fact that he is an independent director, Mr. Roberts has been nominated to serve an additional term on the Board of Directors.

Michael R. Sayre was the President and Chief Executive Officer of the Company from 2006 to 2009. Mr. Sayre served as the Company’s Interim Chief Financial Officer, Treasurer and Corporate Secretary during

2008. He served as the Executive Vice President, Chief Financial Officer and Treasurer of the Company from 2001 to 2006 and as Interim Corporate Secretary from 2003 to 2004. As a result of his extensive experience with the Company, Mr. Sayre is able to bring particular expertise to the Board of Directors in the areas of operations, capital markets, investor relations, corporate governance, strategic planning, marketing, international business and the technology industry. For these reasons, in addition to his past service as a director, Mr. Sayre has been nominated to serve an additional term on the Board of Directors.

The following is information about directors whose terms of office continue after the Annual Meeting, including each such director’s particular experience, qualifications, attributes or skills that led the Board of Directors to conclude that each such individual should continue to serve as a director:

Class I Directors

(Terms Expiring in 2011)

Name	Age	Position	First Year as Director
Carl J. Aschinger, Jr.	71	Director and Chairman of the Audit Committee	2004

Benjamin Brussell	49	Director and Chairman of the Finance and Transactions Committee and the Governance and Nominating Committee	2006

Hugh C. Cathey	59	Director and Chairman of the Compensation Committee	2001

Carl J. Aschinger, Jr. is the Chairman of CSC Worldwide, a manufacturer of store fixtures for the supermarket, food service and specialty retail marketplace. Mr. Aschinger has served as a senior officer of CSC Worldwide for 36 years. Other directorships within the past five years include Neoprobe Corporation. As such, Mr. Aschinger brings particular expertise to the Board of Directors in the areas of corporate governance, organizational development, marketing and strategic planning. For these reasons, in addition to his past service as a director and the fact that he is an audit committee financial expert, Mr. Aschinger should continue to serve on the Board of Directors.

Benjamin Brussell has been the President of Generation Management Company in Boulder, Colorado, since 2001. From 1998 to 2001, Mr. Brussell served as Vice President, Corporate Development of Plantronics, a manufacturer of communications products. From 1990 to 1998, he served in various positions with Storage Technology Corporation, a manufacturer of data storage systems, most recently serving as Vice President of Corporate Development. As such, Mr. Brussell brings particular expertise to the Board of Directors in the areas of corporate governance, international business, investor relations, capital markets and the technology industry. For these reasons, in addition to his past service as a director and the fact that he is an independent director, Mr. Brussell should continue to serve on the Board of Directors.

Hugh C. Cathey has been a principal of Columbus-Partners, a provider of management and financial services to early-stage telecom and software companies, since 2002. Mr. Cathey was the President of the Western Region for Qwest Communications International’s local exchange telecom business from 2000 to 2002. From 1996 to 2000, Mr. Cathey was the President of Nextlink Ohio, a publicly traded competitive local exchange company. Other directorships within the past five years include Communications Options, Inc. and TCLogic, LLC. Based upon his experience, Mr. Cathey brings particular expertise to the Board of Directors in the areas of corporate governance, capital markets, organizational development, marketing, strategic planning and the technology industry. For these reasons, in addition to his past service as a director and the fact that he is an independent director, Mr. Cathey should continue to serve on the Board of Directors.

Board of Directors Committees and Meetings

The Board of Directors held four meetings and took action by written consent four times during 2009. A majority of the Board of Directors is independent, as required by and defined in applicable listing standards of NYSE Amex. The independent directors include Carl J. Aschinger Jr., Benjamin Brussell, Hugh C. Cathey, Thomas M. O’Leary and Ralph V. Roberts. The Board of Directors has affirmatively determined that none of the directors, other than Michael R. Sayre and John D. Bair, has a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of such directors. For such independent directors, there were no transactions, relationships or arrangements not disclosed in the section of this proxy entitled “Certain Relationships and Related Transactions” considered by the Board in determining such independence. Each director attended all of the aggregate meetings of the Board of Directors during the time such individual was a director, and of the committees on which such director served during the time such director was a member of such committee. The Board of Directors has an Audit Committee, Compensation Committee, Finance and Transactions Committee, and a Governance and Nominating Committee. The Board has no other standing committees. On July 30, 2003, the Board of Directors adopted the Code of Business Conduct and Ethics and Conflicts of Interest Policy for officers and the Board of Directors, which was amended by the Board on June 1, 2004 in accordance with applicable listing standards of NYSE Amex to be applicable to all directors, officers and employees of the Company. On February 24, 2009, the Board of Directors adopted the Corporate Governance Guidelines, which, along with the charters of the committees of the Board of Directors, describe the framework for governance of the Company. A copy of the amended Code of Business Conduct and Ethics and Conflict of Interests Policy and the Corporate Governance Guidelines are available on the Company’s website at www.pinnacle.com in the “Investor Relations” section.

Annual Meeting Attendance

The Company does not have a formal policy regarding the attendance by members of the Board of Directors at its annual meetings of shareholders although each director nominee is required to attend, and all Board members are encouraged to attend annual meetings of the Company. Last year, all seven Board members attended the 2009 Annual Meeting of Shareholders.

Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. They are the Audit Committee, the Compensation Committee, the Finance and Transactions Committee, and the Governance and Nominating Committee. The Audit Committee, Compensation Committee, and Governance and Nominating Committee are comprised solely of non-employee, independent directors, as required by and defined in applicable listing standards of NYSE Amex. The Finance and Transactions Committee is comprised of three directors, two of whom are independent, which is consistent with the applicable listing standards of NYSE Amex. The Corporate Governance Guidelines adopted by the Board of Directors and the charters for all Committees are available on the Company’s website at www.pinnacle.com in the “Investor Relations” section. The guidelines and charters also are available in print to any shareholder who requests them. The table below shows current membership for each of the standing Board committees.

Audit Committee	Compensation Committee	Finance and Transactions Committee	Governance and Nominating Committee
Carl J. Aschinger Jr.*	Hugh C. Cathey*	Benjamin Brussell*	Carl J. Aschinger Jr.
Benjamin Brussell	Thomas M. O’Leary	Hugh C. Cathey	Benjamin Brussell*
Thomas M. O’Leary	Ralph V. Roberts	Michael R. Sayre	Hugh C. Cathey

*	Committee Chairman

The Board of Directors established an Audit Committee in June 2000, the functions of which are described below in the Audit Committee Report. The Board of Directors has determined that Mr. Aschinger is an “audit committee financial expert” as defined by the United States Securities and Exchange Commission (“SEC”). The Audit Committee held four meetings during 2009.

The Board of Directors established a Compensation Committee in December 1999. The Compensation Committee was established to administer the Company’s compensation programs with respect to its executive management, including the CEO and executives carrying titles of Vice President or higher and reporting directly to the CEO. This includes reviewing executive compensation programs, approving compensation levels and performance targets, reviewing management performance, and approving final executive bonus distributions. The Company and the Committee believe that compensation paid to executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis, and that such compensation should assist the Company in attracting and retaining key executives critical to the Company’s long-term success. The Compensation Committee held one meeting during 2009.

The Board of Directors established a Finance and Transactions Committee in December 2007. The Finance and Transactions Committee assists the Board in fulfilling its oversight responsibilities by reviewing and recommending to the Board appropriate action with respect to the Company’s financial plans, including a review of the Company’s capital structure, source of funds, liquidity and financial position. The Finance and Transactions Committee did not meet separately but held periodic teleconferences to fulfill its responsibilities as described above.

The Board of Directors established a Governance and Nominating Committee in December 2006. The Governance and Nominating Committee identifies director candidates, reviews the qualifications and experience of each person to be considered as a nominee for election or reelection as a director, and recommends director nominees to fill vacancies on the Board and for approval by the Board of Directors and the shareholders. The Governance and Nominating Committee also develops the Company’s corporate governance guidelines and procedures, monitors developments in corporate governance principles and standards and makes recommendations to the Board in light of developments or changes deemed appropriate. The Governance and Nominating Committee held two meetings during 2009.

The Nomination Process

The Governance and Nominating Committee recognizes that no one individual will meet all of the criteria below, but it is such Committee’s expectation that the collective Board of Directors will meet the depth and breadth of the following criteria:

•	Demonstrated personal integrity that avoids conflicts of interest and undue influence by external parties in executing board responsibilities;

•	The capacity and desire to represent the balanced, best interests of the shareholders of the Company as a whole and not primarily a special interest group or constituency;

•	Demonstrated ability to be objective in reaching decisions and disciplined in carrying a demanding workload;

•	The ability to meet the time commitment of active Board membership, which will be no less than ten working days/year;

•	The ability to evaluate the Company’s financial and operating reports and to analyze the Company’s financial position;

•	A commitment to the Company and the values of the Company;

•	Knowledge of the Company’s core business;

•	Experience in and/or relationships within the Company’s industry or industries with which it deals or proposes to deal;

•	Compatibility with existing board, management and the Company’s corporate culture;

•	Ownership of shares of the Company or willingness to become an owner of shares consistent with the Company’s guidelines;

•

Knowledge of at least one functional area of board responsibility, such as financial management, fund raising, multi-stakeholder engagement, public relations, legal, organizational development, and/or human resource management;

•	Experience in corporate governance, such as experience as an officer or director of one or more publicly held companies;

•	Adequate business acumen and experience;

•	Status as a “financial expert” and “financially sophisticated” (with respect to any potential audit committee financial expert) as defined in applicable SEC rules and NYSE Amex listing standards;

•	An addition to the diversity of background and experience of the board, including with respect to age, gender, race, place of residence and specialized experience;

•

Understanding of the legal framework governing corporations, sensitivity to the public responsibilities of corporations, and awareness of changing business conditions, technologies, markets, trends and opportunities; and

•

A reputation, a position, or an affiliation befitting a director of a publicly held company, and an active engagement in an occupation or profession or an otherwise regular involvement in the business, professional or academic community.

When identifying and evaluating nominees for new directors, the Governance and Nominating Committee will first determine whether the nominee must or should be independent, which determination will be based upon the Company’s corporate governance documents, applicable securities laws, the rules and regulations of the SEC, applicable NYSE Amex rules, and the advice of counsel, if necessary. Neither the Board of Directors nor the Governance and Nominating Committee has adopted a formal policy with regard to diversity when evaluating candidates for election to the Board of Directors. However, as part of the nomination process, the Committee will consider diversity in professional background, experience, expertise, perspective, age, gender and ethnicity with respect to Board composition as a whole. The Committee does not assign specific weight to particular criteria, nor is any nominee chosen or excluded based on race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. The Committee will then use the Board of Directors’ network of contacts to compile a list of potential candidates. The Committee may use a third party to identify or evaluate potential nominees. The Committee will recommend candidates to the Board of Directors, and the Board of Directors will meet to discuss and consider such candidates’ qualifications and choose a candidate by majority vote.

The Company will consider director candidates recommended by shareholders provided the procedures set forth below are followed by shareholders in submitting recommendations. The Company does not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based upon the source of the director nomination. Any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company’s Secretary at 6600 Port Road, Columbus, Ohio 43125, at least 120 days prior to the first anniversary of the date in the preceding year upon which proxy materials were first mailed to shareholders. Each written nomination must set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of the Company which are beneficially owned by such shareholder and the person to be nominated as of the date of such shareholder’s notice and by any other shareholders known by such shareholder to be supporting such nominees as of the date of such shareholder’s notice; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director of the Company if so elected.

The director nominees for fiscal year 2010 (John D. Bair, Thomas M. O’Leary, Ralph V. Roberts and Michael R. Sayre) are incumbent directors, and each has been unanimously approved by the independent directors.

Board Leadership Structure

The current leadership structure of the Company provides for the combination of the roles of the Chief Executive Officer and the Chairman of the Board of Directors. Given the Company’s size, the nature of its business and the need for both a strong business and technical knowledge base in its decision making, the Company believes that the combination of these roles is the most effective approach. The Company also believes that the combination of the roles of the Chief Executive Officer and the Chairman of the Board of Directors is appropriate in light of the independent oversight of the Board. Although the Board has not designated a lead independent director, the Company has a long history of strong independent directors, with five of the seven current members of the Board being independent. In addition, the Audit, Compensation, and Governance and Nominating Committees are comprised solely of independent directors. The Board regularly reviews the Company’s leadership structure and reserves the right to alter the structure as it deems appropriate.

The Board’s Role in Risk Oversight

The Board of Directors primarily is responsible for assessing and managing the Company’s risk exposure and does so directly and through each of its Committees. The Board of Directors and each of its Committees regularly discuss with management the Company’s major risk exposures, the potential financial impact such risks may have on the Company, and the steps the Company must take to manage any such risks. The Company believes that this is an effective approach for addressing the risks faced and that the Company’s Board leadership structure, which combines the roles of the Chief Executive Officer and the Chairman of the Board of Directors, also supports this approach by providing a greater link between the Board and management.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. All members of the Committee are independent, as required by applicable listing standards of NYSE Amex and by applicable laws and rules of the SEC. The Committee operates pursuant to a charter that was last amended and restated by the Board of Directors on January 30, 2003. The charter imposes on the Audit Committee the duties and responsibilities imposed upon audit committees generally by recent statutory and rule changes, particularly those contained in the Sarbanes-Oxley Act of 2002 (“SOX”) and the SEC rules promulgated pursuant to that Act. As set forth in the charter, management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements contained in the Annual Report on Form 10-K for the Company’s 2009 fiscal year with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standard, AU 380). The Audit Committee also reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of the audited consolidated financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”), their judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, and has discussed the independent registered public accounting firm’s independence from management and the Company.

The Audit Committee discussed with the Company’s Chief Financial Officer and the independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including the aspect of auditor independence. Members of the Committee rely without independent verification on the information provided to them in the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with U.S. GAAP or that the Company’s auditors are in fact independent.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the 2009 fiscal year for filing with the SEC. Consistent with the Board of Directors’ commitment to good corporate governance practices, the Committee will make a recommendation to the Board of Directors regarding the selection of the Company’s independent registered public accounting firm for the 2010 fiscal year after the Company’s required securities filings for the year ended December 31, 2009 are completed.

Submitted by the Audit Committee:

Carl J. Aschinger, Jr., Chairman

Benjamin Brussell

Thomas M. O’Leary

Executive Officers

The following table summarizes information regarding the current executive officers of the Company.

Name	Age	Position
John D. Bair	44	President, Chief Executive Officer, Chief Technology and Innovation Officer, and Chairman of the Board of Directors

Timothy J. Harper	40	Chief Operating Officer

Nicholas J. Tomashot	46	Chief Financial Officer, Treasurer and Corporate Secretary

John D. Bair is a Company co-founder and was reappointed President and Chief Executive Officer in October 2009. Mr. Bair has served as the Company’s Chief Technology and Innovation Officer since 2006. Mr. Bair has served as a director since the Company’s inception and as Chairman of the Board of Directors since 1996. Mr. Bair was Chief Executive Officer from 1996 to 2006 and President from 1998 to 2004. From 1989 to 1998, Mr. Bair served as Corporate Secretary. Mr. Bair holds a Bachelor of Science degree in Computer and Information Science from the College of Engineering at The Ohio State University.

Timothy J. Harper has served as the Company’s Chief Operating Officer since October 2009. Mr. Harper previously served as Vice President, Services Group, Operations and Logistics since February 2009. Prior to that time, Mr. Harper served as Vice President, Global Operations and Logistics since joining the Company in 2007. Prior to joining the Company, Mr. Harper held various executive positions with Alcatel-Lucent Global Supply Chain and Worldwide Services Divisions. Mr. Harper’s most recent positions included Director of Electronic Manufacturing Services from 2006 to 2007, Director of Worldwide Services for the Caribbean and Latin America Region from 2005 to 2006, and Director of Major Accounts Mobility from 2003 to 2005. Mr. Harper holds a Bachelor of Science in Business Administration from The Ohio State University and a Master’s in Business Administration from Capital University.

Nicholas J. Tomashot has served as the Company’s Chief Financial Officer, Treasurer and Corporate Secretary since joining the Company in April 2008. Prior to joining the Company, Mr. Tomashot served as Vice President Operations Finance – Thailand from 2004 to 2008 and as Vice President of Finance for Innovex, Inc. from 2001 to 2004. Mr. Tomashot holds a Bachelor of Science degree in Finance from The Ohio State University and a Master’s in Business Administration from the Duke University Fuqua School of Business.

Executive Compensation

Summary Compensation Table

The following table summarizes compensation information of the Company’s executive officers for the fiscal year ended December 31, 2009:

Name & Principal Positions	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
John D. Bair	2009	$235,000	$—	$3,652	$5,455	$244,107
President, Chief Executive Officer, Chief Technology and Innovation Officer, and Chairman of the Board of Directors	2008	$246,000	$—	$6,008	$9,595	$261,603

Timothy J. Harper	2009	$169,000	$—	$3,652	$240	$172,892
Chief Operating Officer	2008	$152,000	$10,000	$54,653	$2,222	$218,875

Nicholas J. Tomashot	2009	$172,000	$—	$3,652	$360	$176,012
Chief Financial Officer, Treasurer and Corporate Secretary	2008	$121,000	$5,000	$24,030	$1,003	$151,033

Michael R. Sayre (4)	2009	$239,000	$—	$3,652	$3,492	$246,144
Former President and Chief Executive Officer	2008	$275,000	$—	$—	$8,157	$283,157

(1)	Amount represents the bonus earned for the reported year based upon the Bonus Plan.
(2)

The value of the stock option awards in this column equals the aggregate grant date fair value of stock options granted by the Company in the reported year. For a discussion of relevant assumptions used in the calculation of the fair value of the stock options on grant date and current year expense in accordance with U.S. GAAP, see Note 12 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2009.

(3)

Mr. Bair received $4,140, Mr. Harper received $2,016, Mr. Tomashot received $748 and Mr. Sayre received $4,140 for 2008 for matching and profit sharing contributions earned and payable pursuant to the Company’s defined contribution plan. Mr. Bair received $5,215 in 2009 and 2008 for a term life insurance policy in which his spouse is the beneficiary. Premiums paid for group term life insurance on behalf of Mr. Bair, Mr. Harper, Mr. Tomashot and Mr. Sayre were $240, $240, $360 and $552, respectively, in 2009 and $240, $206, $249 and $552, respectively, in 2008. Mr. Tomashot received $754 in 2008 for relocation expenses. Mr. Sayre received $2,940 in 2009 and $3,465 in 2008 for club membership dues.

(4)

On October 30, 2009, in connection with restructuring measures to provide for a reduction in operating expenses and to further increase the efficiency of the Company’s operations, and upon the recommendation of senior management, the Board of Directors decided to terminate Michael R. Sayre from his positions as President and Chief Executive Officer of the Company, without cause. In accordance with his employment agreement, the Company provided Mr. Sayre with a 60-day notice of termination of his employment on October 30, 2009, and will provide for the continuation of his base salary and fringe benefits for one year from the termination effective date of December 31, 2009. Mr. Sayre will remain on the Board of Directors of the Company, and will serve as an outside advisor to the management team.

Employment Agreements

The Company entered into employment agreements with John D. Bair, Chairman of the Board, President, Chief Executive Officer, and Chief Technology and Innovation Officer, and Timothy J. Harper, Chief Operating Officer, on November 30, 2009, and with Nicholas J. Tomashot, Chief Financial Officer, on December 31, 2008. These agreements expressed the Company’s and the respective employee’s desire to amend and restate in their entirety the prior agreements.

Except as specifically described below with respect to each employee regarding duties, compensation and fringe benefits, each of the employment agreements is identical as to the following material terms:

•	The term of each employment agreement is from the effective date of each agreement to May 1, 2012 unless earlier terminated by either party in accordance with the terms of the agreement.

•

The agreements provide for the respective employee’s entitlement to: (a) receive an incentive cash bonus based upon factors and formulae established by the Board or its Compensation Committee; (b) annual paid vacation days that must be used or forfeited by February 15 of the following year; (c) stock options in such quantities and at such exercise prices as may be established by the Board or an option committee; (d) long-term disability payments; (e) attendance at personal executive development or experiential learning seminars that also benefit the Company; and (f) such other fringe benefits and perquisites as may be provided generally for the Company’s executive management pursuant to policies established or changed from time to time by the Board.

•

The agreements may be terminated by the respective employee: (a) within six months of a change in control of the Company, in which case the employee shall be entitled to receive (i) continuation of his base salary and fringe benefits for six months; (ii) any bonus earned and/or accrued through the date of termination; and (iii) immediate vesting of 100% of the unvested stock options held by the employee, such options being exercisable for a period of at least 180 days following termination (subject to the Company, in its sole discretion, extending such period to up to one year following the date of termination); or (b) upon voluntary resignation with not less than 30 days written notice, in which case the employee shall be entitled to receive (i) base salary and fringe benefits through the date of resignation; (ii) any bonus earned and/or accrued through the date of resignation; and (iii) retention of the right to exercise any vested stock options in accordance with the plan under which such options were issued. In the event that the employee fails to provide at least 30 days advance written notice of his voluntary resignation, he shall not be entitled to any portion of the bonus described in clause (b) (ii) above.

•

The agreements may be terminated by the Company: (a) for cause, as defined, in which case the employee shall be entitled to receive only his base salary through the date of termination; (b) without cause, upon not less than 60 days written notice, in which case the employee shall be entitled to receive (i) continuation of his base salary and fringe benefits for 6 months; (ii) any bonus earned and/or accrued through the date of termination; and (iii) immediate vesting of 50% of the unvested stock options held by the employee, such options being exercisable for a period of at least 180 days following termination (subject to the Company, in its sole discretion, extending such period to up to one year following the date of termination); or (c) upon the death or long-term disability of the employee.

•

The agreements also provide for non-competition and non-solicitation covenants from the employee during the course of his employment and for one year after termination for any reason, and for a nondisclosure covenant from the employee during the course of his employment and indefinitely after termination.

•

The agreements include an assignment of intellectual property developed or conceived by the employee at any time during the term of his employment with the Company and for one year after termination for any reason.

Bair Employment Agreement

In addition to the material terms described above, the employment agreement with Mr. Bair provides for: (a) an annual minimum base salary, as determined and approved by the Compensation Committee, of $230,000; (b) payment of life insurance premiums on a $500,000 face amount whole life insurance policy; (c) reimbursement for attendance at a technical development seminar or training of his choice for up to three days during each year of the term of the employment agreement; and (d) continuation of his base salary and fringe benefits for one year upon termination for any reason, other than for cause.

Mr. Bair’s duties as the President, the Chief Executive Officer, and the Chief Technology and Innovation Officer shall be: (a) responsibility for establishing and supervising the implementation of the business policies and operating programs, budgets, procedures and direction of the Company; (b) monitoring and evaluating the effectiveness of the management of the Company; (c) implementing strategic plans for the Company; (d) maintaining active oversight of developments in the Company’s key markets; (e) helping the Company identify new business opportunities; and (f) performing such other services as may be reasonably assigned to him from time to time by the Board of Directors.

Harper Employment Agreement

In addition to the material terms described above, the employment agreement with Mr. Harper provides for an annual minimum base salary, as determined and approved by the Compensation Committee, of $200,000.

Mr. Harper’s duties as Chief Operating Officer shall be: (a) responsibility for global sales; (b) establishing and supervising the implementation of the business policies, operating programs, budgets, forecasts, procedures and direction of the Operations, Logistics and Supply Chain groups; (c) developing and implementing strategic plans for those groups and the Company; (d) monitoring and evaluating the effectiveness of those groups in contributing to the attainment of the Company’s goals and objectives; and (e) such other services as may be reasonably assigned to him from time to time by the President and Chief Executive Officer.

Tomashot Employment Agreement

In addition to the material terms described above, the employment agreement with Mr. Tomashot provides for an annual minimum base salary, as determined and approved by the Compensation Committee, of $180,000.

Mr. Tomashot’s duties as Chief Financial Officer, Treasurer and Secretary shall be: (a) developing and directing the financial plans and policies of the Company; (b) establishing and maintaining generally accepted accounting practices and internal controls; (c) establishing and maintaining relationships with the financial community; (d) providing executive direction over the controller and accounting operations; (e) overseeing operations for treasury, budget and taxes; (f) supporting the Board as Treasurer and Corporate Secretary; and (g) performing such other duties as may be assigned to him from time to time by the President and Chief Executive Officer.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes information about option awards that have been granted to, but unexercised by, the CEO and named executive officers as of December 31, 2009:

	Option Awards
	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date
Name	Number Exercisable	Number Unexercisable
John D. Bair	150,000	—	$3.30	5/3/15
	2,500	22,500	$1.00	8/11/18
	—	22,500	$0.51	5/26/19

Timothy J. Harper	10,000	40,000	$1.45	3/17/18
	10,000	40,000	$1.90	5/16/18
	2,500	22,500	$1.00	8/11/18
	—	22,500	$0.51	5/26/19

Nicholas J. Tomashot	10,000	90,000	$1.00	8/11/18
	—	22,500	$0.51	5/26/19

Compensation of Directors

Directors who are employees of the Company receive no separate compensation for their services as directors. The whole Board of Directors determines the compensation of the independent directors after receiving the recommendation of the CEO. Currently, independent directors receive a $2,000 quarterly retainer, a fee of $1,500 for each Board meeting attended, $1,000 for each Audit Committee meeting attended, and $750 for each Compensation Committee, Finance and Transactions Committee, and Governance and Nominating Committee meeting attended. The Audit Committee Chairman, currently Mr. Aschinger, receives a fee of $3,500 per Audit Committee meeting. The Compensation Committee Chairman, currently Mr. Cathey, and the Finance and Transactions Committee and the Governance and Nominating Committee Chairman, currently Mr. Brussell, receive a fee of $2,250 per meeting attended in which they chair. Each new independent director receives an initial grant of 20,000 stock options issued under the 2000 Directors Stock Option Plan (“Directors Plan”). Annually, each independent director receives a grant of 5,000 stock options from the Director Plan. All options granted under the compensation package noted above vest one year from the grant date.

The table below summarizes the compensation paid by the Company to independent directors for the fiscal year ended December 31, 2009:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Carl J. Aschinger, Jr.	$28,775	$2,480	$31,255
Benjamin Brussell	$21,375	$2,480	$23,855
Hugh C. Cathey	$19,225	$2,480	$21,705
Thomas M. O’Leary	$17,850	$2,480	$20,330
Ralph V. Roberts	$13,300	$2,480	$15,780

(1)

The value of the stock option awards in this column equals the aggregate grant date fair value of stock options granted by the Company in the reported year. For a discussion of relevant assumptions used in the calculation of the fair value of the stock options on grant date and current year expense in accordance with U.S. GAAP, see Note 12 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2009. As of December 31, 2009, each Director has the following number of options outstanding: Carl J. Aschinger, Jr., 38,000; Benjamin Brussell, 38,000; Hugh C. Cathey, 28,000; Thomas M. O’Leary, 58,000; and Ralph V. Roberts, 28,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file statements of beneficial ownership of the Company’s shares of common stock. Based on a review of the forms submitted to the Company during and with respect to its most recent fiscal year, no person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), failed to file, on a timely basis, reports required by section 16(a) of the Exchange Act during the Company’s most recent fiscal year.

Certain Relationships and Related Transactions

From January 1, 2009 to the date of this proxy statement, there have not been any transactions, and there are currently no proposed transactions, in which the amount involved exceeded $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years to which the Company was or is to be a participant and in which any executive officer, director, nominee for director, 5% beneficial owner of our common stock or member of their immediate family had or will have a direct or indirect material interest, except as described above under “Employment Agreements.”

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to persons known by the Company to own beneficially more than 5% of its common shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Ownership
John D. Bair	1,301,844	(2)	16.3%
6600 Port Road
Groveport, OH 43125

First Wilshire Securities Management, Inc.	1,120,590	(3)	13.8%
Lake Street Fund LP
1224 East Green Street, Suite 200
Pasadena, CA 91106

(1)	Except as otherwise indicated below, the person listed above has the sole right to vote and to dispose of the common shares of the Company listed in his name.
(2)

Based on Schedule 13G dated February 4, 2010, as filed with the SEC by John D. Bair. Includes 152,500 shares that may be acquired by Mr. Bair upon the exercise of options that are currently exercisable or exercisable within 60 days of March 16, 2010, and 8,000 shares held by Joy S. Bair, the spouse of John D. Bair.

(3)

Based on Schedule 13G dated February 12, 2010, as filed with the SEC by Matthew Dunn. Includes 300,000 shares that may be acquired by First Wilshire Securities Management, Inc. upon the exercise of warrants that are currently exercisable.

Security Ownership of Management

The following table summarizes common shares of the Company owned by directors, nominees, each of the named executive officers, and all executive officers and directors as a group, as of March 16, 2010:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1) (2)		Percent of Ownership
Carl J. Aschinger, Jr.	59,100		*
John D. Bair	1,301,844	(3)	16.3%
Benjamin Brussell	35,000		*
Hugh C. Cathey	25,350		*
Timothy J. Harper	58,000		*
Thomas M. O’Leary	118,000		1.5%
Ralph V. Roberts	25,000		*
Michael R. Sayre	352,500		4.3%
Nicholas J. Tomashot	13,000		*
All directors and executive officers (9 persons)	1,987,794		24.9%

*	Less than one percent.
(1)	Unless otherwise indicated below, the persons listed in the table noted above have the sole right to vote and to dispose of the common shares of the Company listed in that person’s name.
(2)

Includes shares issuable pursuant to stock options exercisable within 60 days after March 16, 2010 as follows: Mr. Aschinger, 35,000; Mr. Bair, 152,500; Mr. Brussell, 35,000; Mr. Cathey, 25,000; Mr. Harper, 56,000; Mr. O’Leary, 55,000; Mr. Roberts, 25,000; Mr. Sayre, 325,000; Mr. Tomashot, 10,000; all directors and executive officers as a group, 718,500.

(3)	Includes 8,000 shares held by Joy S. Bair, the spouse of John D. Bair.

Shareholder Communications with the Board of Directors

The Company’s Board of Directors has always been, and will remain, open to communications from the Company’s shareholders. The following process for communication between shareholders and the Board was established by the Board in February 2004.

If any Company shareholder desires to send a communication to the Board, such shareholder may mail any such communication, on an anonymous or named basis, to any Director or to the Company’s Corporate Secretary (Nicholas J. Tomashot) at the Company’s headquarters at 6600 Port Road, Groveport, Ohio 43125. The Secretary will review the communication and forward it to such Director or Directors as is appropriate. While the Board certainly makes efforts to respond to communications from the Company’s shareholders, this process will not result in, nor should it be viewed to create an obligation of, a response to any communication. Shareholder proposals must be communicated in accordance with the procedures prescribed by the applicable securities laws and otherwise pursuant to the process described in the section of this proxy statement captioned “Shareholder Proposals” below.

Independent Registered Public Accounting Firms

The Board of Directors, upon the recommendation of the Audit Committee, will select the Company’s independent registered public accounting firm for the year ending December 31, 2010, after the Company’s securities filings for the year ended December 31, 2009 are completed. McGladrey & Pullen, LLP (“McGladrey”) has performed the audit of the Company’s financial statements for the fiscal years ended December 31, 2009, 2008 and 2007. A representative of McGladrey is expected to be present at the Annual Meeting and to have an opportunity to make a statement if the representative desires and to respond to appropriate questions.

On January 16, 2008, the Company dismissed Maloney + Novotny LLC (“Maloney”), formerly known as Hausser + Taylor LLC, as the Company’s independent registered public accounting firm. Hausser + Taylor LLC performed the audit of the Company’s financial statements for the fiscal years ended December 31, 2006 and December 31, 2005. The decision to dismiss Maloney was made by the Audit Committee and approved by the full Board of Directors, and was made due to the desire to continue to utilize the audit engagement team and personnel formerly with Maloney, who are now employed by McGladrey. The report of Maloney on the financial statements of the Company for the 2006 fiscal year contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During 2006 and through January 18, 2008, there were no disagreements with Maloney on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Maloney would have caused them to make reference thereto in their reports on the financial statements of the Company for such years.

On January 17, 2008, the Company engaged McGladrey to audit the Company’s financial statements for the fiscal year ending December 31, 2007. The decision to engage McGladrey was made by the Audit Committee and approved by the full Board of Directors. Neither the Company nor anyone on behalf of the Company consulted with McGladrey regarding any of the items listed in Item 304(a)(2) of Regulation S-K.

Fees

“Audit Fees” are the aggregate fees billed by McGladrey for professional services rendered for the audit of the Company’s annual consolidated financial statements; the review of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q; and, prior to the SEC’s delay of the Company’s applicable effective date from 2009 to 2010 for compliance with SOX, the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Audit fees totaled $122,000 and $182,000 for the years ended December 31, 2009 and 2008, respectively.

“Audit-Related Fees” refer to additional fees billed by McGladrey for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements that were not included under the heading “Audit Fees” above. “Tax Fees” refer to the aggregate fees billed by McGladrey for professional services related to tax compliance, tax advice and tax planning. “All Other Fees” refer to the aggregate fees billed by McGladrey for any other professional services. There were no audit-related fees, tax fees or all other fees billed by McGladrey for 2009 or 2008.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s pre-approval policies and procedures require the independent registered public accounting firm to seek pre-approval by the Audit Committee of all audit and permitted non-audit services by providing a prior description of the services to be performed and specific fee and expense estimates for each such service. The Audit Committee periodically monitors the services rendered by and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee. The Audit Committee approved all of the services performed by McGladrey and Grant during the 2009 fiscal year.

Shareholder Proposals

Proposals of shareholders intended to be presented at the 2011 Annual Meeting of shareholders must be received by the Company for inclusion in the proxy statement and form of proxy on or before 120 days in advance of the first anniversary of the date of this proxy statement. Proposals may be no more than 500 words long, including any accompanying supporting statement.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but instead is sought to be presented directly at next year’s Annual Meeting, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal at least 45 days before the one year anniversary of the date this proxy was mailed and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) the Company does not receive notice of the proposal prior to 45 days before the one year anniversary of the date this proxy was mailed.

Other Matters

Management does not know of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxy in accordance with their judgment on such matters.

The Company will bear the cost of soliciting proxies. In addition to the use of the mails, officers, directors and regular employees may solicit proxies, personally or by telephone or facsimile. The Company will reimburse banks, brokers and nominees for any out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of shares held by any banks, brokers or nominees.

/s/ Nicholas J. Tomashot
Nicholas J. Tomashot
Corporate Secretary

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1.	The Board of Directors recommends a vote FOR the listed nominees for Class II Directors.

	For	Withhold		For	Withhold
01 – John D. Bair	☐	☐	02 – Thomas M. O’Leary	☐	☐

	For	Withhold		For	Withhold
03 – Ralph V. Roberts	☐	☐	04 – Michael R. Sayre	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

B Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide FULL title as such.

Signature 1 - Please keep signature within the box	Signature 2 -Please keep signature within the box	Date (mm/dd/yyyy)

Proxy – PINNACLE DATA SYSTEMS, INC.

2010 ANNUAL MEETING

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John D. Bair, with full power of substitution, proxy to vote and act with respect to all common shares, without par value (the “Shares”), of Pinnacle Data Systems, Inc., an Ohio corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Company’s headquarters located at 6600 Port Road, Groveport, Ohio 43125 on Tuesday, May 11, 2010, at 9:00 a.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if present in person, on the proposals listed on the reverse side and any other matters that may properly come before the Annual Meeting.

The shares represented by this Proxy will be voted upon the Election of Directors listed on the reverse side in accordance with the instructions given by the undersigned, but if no instructions are given, this Proxy will be voted to elect all directors as set forth in Item 1 on the reverse and in the discretion of the proxy, on any other matters which may properly come before the Annual Meeting or any adjournments thereof.